UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017 (April 27, 2017)

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33901	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Putnam Avenue, 3rd Floor, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 681-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 27, 2017, Fifth Street Finance Corp. (the “Company”) held its reconvened 2017 annual meeting of stockholders (the “Annual Meeting”). Set forth below are the two proposals voted upon by the Company’s stockholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2017, as supplemented by the Definitive Additional Materials filed with the SEC on April 7, 2017, together with the voting results for each proposal. As of February 9, 2017, the record date for the Annual Meeting, 140,960,651 shares of the Company’s common stock were outstanding and entitled to vote.

Proposal 1. The Company’s stockholders elected the following two nominees to serve on the Board of Directors of the Company, each of whom will serve until the 2020 annual meeting of stockholders, or until his successor is duly elected and qualified: Brian S. Dunn and Byron J. Haney. The tabulation of votes was:

Name	Votes For	Withheld	Broker Non-Votes
Brian S. Dunn	57,690,180	6,633,924	56,543,504
Byron J. Haney	57,749,763	6,574,341	56,543,504

Proposal 2. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for the fiscal year ending September 30, 2017, as set forth below.

Votes For	Votes Against	Abstain
114,091,065	5,422,216	1,354,327

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET FINANCE CORP.
Date: April 28, 2017	By:	/s/ Kerry S. Acocella
Name: Kerry S. Acocella Title: Chief Compliance Officer